                                                                    EXHIBIT 99.1






COMBINED FINANCIAL STATEMENTS

Suburban Newspapers of Greater St. Louis, LLC and The Ladue News, Inc.

December 26, 1999

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                          Combined Financial Statements

                                December 26, 1999



                                    CONTENTS



Report of Independent Auditors................................................1
Combined Balance Sheet........................................................2
Combined Statement of Income..................................................3
Combined Statement of Cash Flows..............................................4
Combined Statement of Shareowners' Net Investment.............................5
Notes to Combined Financial Statements........................................6

                         Report of Independent Auditors


The Board of Directors
Journal Register Company

We have audited the accompanying combined balance sheet of Suburban Newspapers of Greater St. Louis, LLC and The Ladue News, Inc. as of December 26, 1999, and the related combined statements of income, cash flows, and shareowners' net investment for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Suburban Newspapers of Greater St. Louis, LLC and The Ladue News, Inc. at December 26, 1999, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                                       /s/ Ernst & Young LLP


MetroPark, New Jersey
July 27, 2000

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                             Combined Balance Sheet

                                December 26, 1999


ASSETS
Current assets:
   Cash                                                                    $   351,192
   Accounts receivable, less allowance for doubtful accounts of $512,546     8,704,911
   Inventories                                                               1,474,521
   Deferred income taxes                                                       252,933
   Other current assets                                                        628,895
                                                                           -----------
Total current assets                                                        11,412,452

Property, plant and equipment:
   Land                                                                        524,383
   Building and improvements                                                 6,424,157
   Machinery and equipment                                                  22,124,921
                                                                           -----------
                                                                            29,073,461
   Less accumulated depreciation and amortization                           20,720,683
                                                                           -----------
Property, plant and equipment, net                                           8,352,778

Intangible and other assets, net of accumulated amortization of $895,473     5,104,773
                                                                           -----------
Total assets                                                               $24,870,003
                                                                           ===========

LIABILITIES AND SHAREOWNERS' NET INVESTMENT
Current liabilities:
   Accounts payable                                                        $   763,221
   Deferred subscription revenue                                                37,722
   Accrued salaries and vacation                                               547,238
   Other accrued expenses and current liabilities                            1,006,514
                                                                           -----------
Total current liabilities                                                    2,354,695

Deferred income taxes                                                          139,625
Accrued retiree benefits and other liabilities                                 577,999

Commitments and contingencies

Shareowners' net investment                                                 21,797,684
                                                                           -----------
Total liabilities and shareowners' net investment                          $24,870,003
                                                                           ===========


See accompanying notes.

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                          Combined Statement of Income

                          Year ended December 26, 1999

Revenues:
   Advertising                                           $ 50,733,213
   Circulation                                                328,309
                                                         ------------
Newspaper revenue                                          51,061,522
Commercial printing and other                                  85,733
                                                         ------------
                                                           51,147,255

Operating expenses:
   Salaries and employee benefits                          13,734,169
   Newsprint, ink and printing charges                     10,059,025
   Selling, general and administrative                      8,443,592
   Depreciation and amortization                            1,818,934
   Other                                                    7,312,164
                                                         ------------
                                                           41,367,884
                                                         ------------

Operating income                                            9,779,371

Other income (expense):
   Interest expense                                           (68,000)
   Interest income                                              1,000
                                                         ------------
                                                              (67,000)
                                                         ------------

Income before provision for income taxes                    9,712,371

Provision for income taxes                                  3,955,001
                                                         ------------
Net income                                               $  5,757,370
                                                         ============


See accompanying notes.

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                        Combined Statement of Cash Flows

                          Year ended December 26, 1999


CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                          $ 5,757,370
Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for losses on accounts receivable                                          311,296
   Depreciation and amortization                                                      1,818,934
   Increase in deferred taxes                                                          (297,327)
   Increase in accounts receivable                                                   (2,597,616)
   Increase in inventories                                                             (713,807)
   Increase in accounts payable and deferred subscription revenue                        37,025
   Decrease in accrued retiree benefits and other liabilities                          (366,357)
   Increase in other current assets, net of increase in other
    current liabilities                                                                 (65,234)
                                                                                    -----------
Net cash provided by operating activities                                             3,884,284

CASH FLOWS FROM INVESTING ACTIVITIES
Net additions to property, plant and equipment                                       (2,638,742)
                                                                                    -----------
Net cash used in investing activities                                                (2,638,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in shareowners' net investment                                              (1,292,514)
                                                                                    -----------
Net cash used in financing activities                                                (1,292,514)
                                                                                    -----------

Decrease in cash                                                                        (46,972)
Cash, beginning of year                                                                 398,164
                                                                                    -----------
Cash, end of year                                                                   $   351,192
                                                                                    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest                                              $    69,628
                                                                                    ===========


See accompanying notes.

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                Combined Statement of Shareowners' Net Investment

                          Year ended December 26, 1999



Balance at December 31, 1998                           $ 17,332,828
   Net income                                             5,757,370
   Net transactions with shareowners                     (1,292,514)
                                                       ------------
Balance at December 26, 1999                           $ 21,797,684
                                                       ============


See accompanying notes.










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


                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

                     Notes to Combined Financial Statements

                                December 26, 1999


1.  ORGANIZATION AND BASIS OF PRESENTATION

Suburban Newspapers of Greater St. Louis, LLC ("SNGSL") and The Ladue News, Inc. ("Ladue") (collectively, "the Companies") are indirectly wholly-owned subsidiaries of Journal Register Company ("JRC" or "Parent").

The Companies publish non-daily newspapers serving the greater St. Louis area.

On June 24, 2000, the Parent entered into a definitive agreement with Pulitzer Inc. to acquire the Companies for approximately $165 million (the "Acquisition"). The transaction is expected to be completed in the near future. The sale of the Companies is not believed by management of the Companies or the Parent to affect the amounts or classifications of assets and liabilities of the Companies reflected in the accompanying combined financial statements.

The accompanying financial statements present the financial position, results of operations and cash flows of SNGSL and Ladue. The financial information in these combined financial statements is not necessarily indicative of results of operations, financial position and cash flows that would have occurred if SNGSL and Ladue had been separate stand-alone entities during the period presented or future periods. The combined financial statements included herein do not reflect any changes that may occur in the financing and operations of SNGSL and Ladue as a result of the Acquisition.

On November 9, 1999, the Parent elected to change from a calendar year end to a fiscal year ending the Sunday closest to December 31st. Accordingly, the Companies' 1999 fiscal year ended on December 26, 1999.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of SNGSL and Ladue and reflect the historical basis of accounting of JRC. SNGSL is not a distinct legal entity and there are no customary equity and capital accounts. Ladue is a distinct legal entity with 30,000 shares of common stock authorized and 240 shares of common stock ($1 par value) issued and outstanding. Transactions between the Companies and JRC are included in the shareowner's net investment as well as liabilities for current taxes payable and the aforementioned common stock. All significant intercompany accounts, and transactions between SNGSL and Ladue have been eliminated.





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


                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

               Notes to Combined Financial Statements (continued)




2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates would include the allowance for doubtful accounts. Actual results could differ from those estimates.

INVENTORIES

Inventories, consisting of newsprint, ink and supplies, are stated at the lower of cost (primarily first-in, first-out method) or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized.

Depreciation is provided for financial reporting purposes primarily by the straight-line method over the following estimated useful lives:

        Buildings and improvements                     5 to 30 years
        Machinery and equipment                        3 to 30 years

INTANGIBLE AND OTHER ASSETS

Intangible assets recorded in connection with the acquisition of newspapers generally consist of the values assigned to subscriber lists and the excess of cost over the value of identifiable net assets of the companies acquired. These assets are carried at the lower of amortized cost or the amount expected to be recovered by projected future operations after considering attributable general and administrative expense and interest on debt allocated to the various newspapers. If, in the opinion of management, an impairment in value occurs, any necessary write-downs will be charged to expense.

The balance of intangible assets at December 26, 1999 was comprised principally of excess cost over the value of identifiable net assets of companies acquired. These assets are being amortized over periods of 4 to 40 years and are amortized by the straight-line method.

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

               Notes to Combined Financial Statements (continued)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company reviews the recoverability of intangibles and other long-lived assets whenever events and circumstances indicate that the carrying amount may not be recoverable. The carrying amount of the long-lived assets is reduced by the difference between the carrying amount and estimated fair value.

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.

DEFERRED SUBSCRIPTION REVENUE

Deferred subscription revenue arises from subscription payments made in advance of newspaper delivery. Revenue is recognized in the period in which it is earned.

3.  INTANGIBLE AND OTHER ASSETS

Intangible and other assets as of December 26, 1999, net of accumulated amortization, are summarized as follows:

     Excess of cost over the value of identifiable net assets     $3,531,578
     Non-compete agreement                                         1,250,000
     Other                                                           323,195
                                                                  ----------
                                                                  $5,104,773
                                                                  ==========

4.  RELATED PARTY TRANSACTIONS

SNGSL and Ladue participate in JRC's centralized cash management investment system. Cash deposits from SNGSL and Ladue are transferred to JRC on a regular basis. No interest has been imputed on transactions with JRC.

JRC provides certain general management and administrative services to SNGSL and Ladue including finance, accounting, legal and tax. These expenses were allocated to



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

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

               Notes to Combined Financial Statements (continued)


4.  RELATED PARTY TRANSACTIONS (CONTINUED)

SNGSL and Ladue by JRC. Expense allocations to SNGSL and Ladue were $859,000 for the year ended December 26, 1999.

SNGSL provides certain finance and accounting services to The Alton Telegraph (another newspaper entity of JRC - "Alton"). SNGSL charged Alton approximately $191,000 in 1999 for their services.

In addition, Alton provides printing services for SNGSL. Alton charged SNGSL approximately $2,932,000 in 1999 for their services.

The above expenses for these services are not necessarily indicative of the expenses that would have been incurred if these newspaper operations had been separate, independent entities.

Certain liabilities associated with the acquisition of Ladue have not been reflected in these combined financial statements because JRC has the responsibility for payment of these liabilities. JRC will retain certain liabilities due to the former owner of Ladue in accordance with the asset purchase agreement.

5.  PENSION AND POST RETIREMENT PLANS

SNGSL has a defined contribution plan covering certain employees. Company contributions to the plan are based on a percentage of participants' salaries and amounted to approximately $144,000 in 1999.

6.  INCOME TAXES

SNGSL and Ladue file a consolidated federal income tax return with their Parent.

The SNGSL and Ladue tax provisions have been prepared on a separate company basis and do not necessarily reflect the actual tax positions as determined on a consolidated basis with JRC for the year ended December 26, 1999. The separate company liabilities for current taxes payable have been treated as amounts due to the Parent and have been included in the shareowners' net investment.

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

               Notes to Combined Financial Statements (continued)


6.  INCOME TAXES (CONTINUED)

The provision for income taxes is as follows:

       Current tax expense:
          Federal                                         $ 3,562,441
          State                                               689,887
                                                          -----------
       Total current                                        4,252,328

       Deferred tax expense (benefit):
          Federal                                            (249,098)
          State                                               (48,229)
                                                          -----------
       Total deferred                                        (297,327)
                                                          -----------
       Total provision for taxes                          $ 3,955,001
                                                          ===========

The reconciliation of income tax computed at the U.S. federal statutory tax rate to income tax expense for the year ended December 26, 1999 is as follows:

       Tax at U.S. statutory rates                           $3,399,329
       State taxes, net of federal effect                       417,078
       Other                                                    138,594
                                                             ----------
                                                             $3,955,001
                                                             ==========


Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets as of December 26, 1999 are as follows:

         Deferred tax liabilities:
            Property, plant and equipment                      $360,060
            Other                                                15,446
                                                               --------
         Total deferred tax liabilities                         375,506

         Deferred tax assets:
            Allowance for doubtful accounts                     200,540
            Retiree benefits                                     31,893
            Intangible assets                                   188,542
            Accrued vacation pay                                 67,839
                                                               --------
         Total deferred tax assets                              488,814
                                                               --------
         Net deferred tax assets                               $113,308
                                                               ========

                  Suburban Newspapers of Greater St. Louis, LLC
                            and The Ladue News, Inc.

               Notes to Combined Financial Statements (continued)


7.  COMMITMENTS AND CONTINGENCIES

SNGSL and Ladue lease office space under noncancellable operating leases. These leases contain several renewal options for periods up to five years. SNGSL and Ladue's future minimum lease payments under operating leases at December 26, 1999 are as follows (in thousands):

                 2000                    $  684,000
                 2001                       554,000
                 2002                       569,000
                 2003                       587,000
                 2004                       115,000
                 Thereafter                   7,000
                                         ----------
                 Total minimum rentals   $2,516,000
                                         ==========

Total rent expense was $646,000 for the year ended December 26, 1999.

SNGSL and Ladue are involved in certain litigation matters which have arisen in the ordinary course of business. In the opinion of management, the outcome of these legal proceedings should not have a material adverse impact on SNGSL and Ladue's financial position or results of operations.

8.  IMPACT OF YEAR 2000 (UNAUDITED)

SNGSL and Ladue experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the Year 2000 date change. SNGSL and Ladue are not aware of any material problems resulting from Year 2000 issues, either with its products, its internal systems, or the products and services of third parties. They will continue to monitor their mission critical computer applications and those of its suppliers and vendors throughout the Year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

9.  SUBSEQUENT EVENT (UNAUDITED)

On August 10, 2000, the Companies were sold to Pulitzer Inc. for approximately $165 million plus a working capital adjustment.



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